Exhibit 107

Calculation of Filing Fee Tables

FORM 424(b)(5)

(Form Type)

Eos Energy Enterprises, Inc.

(Exact Name of Registrant as Specified in its Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value 0.001 per share	457(r)	21,562,500	$4.00	$86,250,000	$153.10 per $1,000,000	$13,204.88
Fees Previously Paid
			Total Offering Amounts				$86,250,000
			Total Fees Previously Paid				$0
			Total Fee Offsets				$0
			Net Fee Due				$13,204.88

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act, and represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3ASR (File No. 333-287629).